Exhibit 10.4.1

LEASE AMENDMENT AND TERMINATION AGREEMENT

This Lease Amendment and Termination Agreement (this “Amendment”) is dated for reference purposes as of February 12, 2013, by and between SI 34, LLC, a California limited liability company (“Landlord”) and XenoPort, Inc., a Delaware corporation (“Tenant”).

RECITALS

A. Pursuant to that certain Lease dated February 29, 2008 (“Original Lease”) between Landlord’s predecessor in interest, Sobrato Interests, a California limited partnership, and Tenant, Landlord leases to Tenant, and Tenant leases from Landlord, certain premises described in the Original Lease and commonly known as 3400 Central Expressway, Santa Clara, California. Landlord has succeeded to Sobrato Interests interest in the Original Lease and the Premises, and has the full right to enter into this Amendment as the Landlord under the Lease;

C. The Lease is currently scheduled to expire on August 27, 2013 (the “Expiration Date”). Landlord and Tenant wish to terminate the Lease prior to the Expiration Date, subject to and upon all of the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in order to effect the intent of the parties as set forth above and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lease is hereby amended as follows:

1. Early Termination Date. The Lease shall terminate effective as of February 15, 2013 (the “Early Termination Date”). Each and every Option pursuant to Section 38 of the Original Lease and the Right of First Refusal pursuant to Section 43.M of the Original Lease are hereby immediately terminated and shall be of no further force or effect. In no event shall Tenant have the right to hold over after the Early Termination Date. If Tenant remains in possession of the Premises after the Early Termination Date without Landlord’s consent or fails to surrender the Premises to Landlord in the condition required by the Amendment by the Early Termination Date, such hold over or failure shall not constitute a renewal or extension of the Lease Term or a month-to-month tenancy, but instead shall be on the basis of a tenancy at sufferance, and Tenant shall be liable to Landlord for the reasonable rental value of the Premises (which shall in no event be less than one hundred fifty percent (150%) of the Base Monthly Rent) plus all other amounts payable by Tenant under this Lease for the period of time that Tenant fails to surrender the Premises in the condition required by this Amendment. In addition, if Tenant holds over without Landlord’s consent or fails to surrender the Premises on the Early Termination Date in the condition required by this Amendment, Tenant shall indemnify, defend with counsel reasonably acceptable to Landlord, and hold Landlord and the Landlord affiliates, successors and assigns harmless from and against all claims, liabilities, obligations, penalties, fines, actions, losses, damages, costs or expenses (including without limitation reasonable attorneys fees) resulting from delay by Tenant in timely surrendering the Premises, which obligation shall survive expiration or sooner termination of the Lease. If Tenant holds over after the Early Termination Date with Landlord’s consent (granted in writing after the date that this Amendment has been signed by Landlord and Tenant), such holding over shall be construed as a month to month tenancy, at one hundred fifty percent (150%) of the Base Monthly Rent for the month preceding expiration or sooner termination of this Lease in addition to all other rent due under this Lease, and shall otherwise be on the terms and conditions of this Lease, except those provisions relating to the Lease Term and any options to extend or renew or any rights of first refusal (which excepted provision shall be of no further force and effect).

2. Surrender of Premises. Tenant shall deliver the Premises to Landlord on the Early Termination Date free of subtenants and other occupants. Notwithstanding anything in the Lease to the contrary, Tenant shall surrender the Premises in the condition required by the Original Lease, except that the Premises shall be surrendered with all Tenant Improvements and other Alterations previously consented to by Landlord (excluding furniture, telephone equipment, telephone and wiring and cabling, office equipment, and other personal property and trade fixtures) in place, and Tenant shall have no obligation to remove such Tenant Improvements or Alterations or restore the areas affected by such Tenant Improvements or Alterations to the condition existing before the installation of such Tenant Improvements or Alterations. If any Tenant Improvements or Alterations are removed by Tenant prior to the Early Termination Date, Tenant shall be required to repair all damage caused to the Premises by such removal, which obligation shall survive expiration or sooner termination of the Lease.

3. Performance of Lease Obligations; Security Deposit. Until the Early Termination Date, Tenant shall continue to timely perform all of its obligations under the Lease, including without limitation paying all Base Monthly Rent and all other charges attributable to the period prior to the Early Termination Date as such amounts become due. All of the parties’ indemnification, defense and hold harmless obligations under the Original Lease shall survive the expiration or sooner termination of the Lease, as to events or conditions occurring or existing on or before such expiration or sooner termination. In consideration of the early termination of the Lease and the resulting termination of Tenant’s continuing maintenance and repair and other obligations under the Lease following such early termination (other than its obligations under this Amendment and those obligations that the Lease or this Amendment states survives expiration or termination of the Lease), Tenant shall continue to pay to Landlord all Base Monthly Rent, Tenant’s Allocable Share of Building and Common Area Costs and the management fee described in Section 43.B of the Original Lease (collectively, the “Post Termination Payments”) at the time such payments would have been due under the Lease if the Lease had not sooner terminated, and shall continue to make such Post Termination Payments up through and including the earlier to occur of (i) the date that the New Lease Condition (described below) has been fully satisfied, or (ii) the Expiration Date. As used in this Amendment, “New Lease Condition” shall mean the occurrence of all of the following: Landlord has entered into a new lease for the Premises with a third party tenant satisfactory to Landlord in Landlord’s sole and absolute discretion (the “New Tenant”) on terms and condition satisfactory to Landlord in Landlord’s sole and absolute discretion (a “New Lease”), the New Tenant has entered into possession of the Premises, the lease term has commenced under the New Lease and the New Tenant has commenced to pay Landlord base monthly rent under the New Lease. Landlord makes no representation or warranty that the New Lease Condition can or will be satisfied before the Expiration Date, shall not have any obligation to pursue or satisfy the New Lease Condition, and shall not have any liability to Tenant in the event the New Lease Condition is not satisfied before the Expiration Date for any reason. All sums due from Tenant to Landlord under this Amendment shall bear interest from the date due until paid in full, at the interest rate set forth in Section 43.D of the Original Lease. With respect to all sums due from Tenant to Landlord under this Amendment that are not paid within ten (10) days after written notice from Landlord that such amounts are due, Tenant shall pay a late fee on the overdue amount in accordance with the provisions in Section 6 of the Original Lease, although such late fees may be waived in accordance with Section 6 of the Original Lease. Post Termination Payments payable for any period less than a full calendar month shall be prorated based on the number of days in such calendar month. Not later than thirty (30) days after the Expiration Date, Landlord shall reimburse to Tenant the Security Deposit, less all amounts applied by Landlord in accordance with Section 5 of the Original Lease, and less all unpaid amounts due to Landlord under this Amendment; provided that in no event shall the Security Deposit be deemed a limitation of Tenant’s obligations under the Lease or this Amendment. Notwithstanding the early termination of the Lease, the Security Deposit shall continue to be subject to all of the terms and conditions set forth in the Lease applicable to the Security Deposit, except to the extent expressly modified in this Amendment. Except as expressly set forth in this Amendment (including without limitation Section 4 of this Amendment below), from and after the Early Termination Date neither party shall have any further rights or obligations under the Lease.

4. No Release. Termination of the Lease pursuant to this Amendment shall in no way (i) excuse either party from any obligation under the Lease arising prior to the Early Termination Date, (ii) constitute a release by Landlord or Tenant from any claims, liabilities or damages under the Lease arising in connection with a breach of the Lease by the other party prior to the Early Termination Date, or (iii) affect any obligation of Landlord or Tenant under the Lease which by its terms is to survive the expiration or sooner termination of the Lease. The parties’ obligations under this Amendment shall survive Lease termination.

5. Tenant’s Representations and Warranties. Tenant represents and warrants to Landlord that the following statements are true as of the date hereof and will be true on the Early Termination Date: (i) Tenant owns and holds the entire interest of Tenant under the Lease, there exist no subleases affecting the Premises, and Tenant has not assigned, transferred, conveyed or encumbered Tenant’s interest under the Lease or any part thereof; (ii) no contracts for the furnishing of any labor or materials with respect to improvements or Alterations in or about the Premises are outstanding or remain unpaid; (iii) Tenant has full authority to execute and deliver this Amendment, and the person signing this Amendment on behalf of Tenant has received authority from Tenant to act on its behalf and execute and deliver this Amendment to Landlord; and (iv) no consent of any third party is required to be obtained by Tenant in order for Tenant to enter into this Amendment or to perform its obligations hereunder, except any such consent as has been duly obtained and is in full force and effect. Tenant shall indemnify, defend and hold harmless Landlord against any loss, cost, defense, or liability (including reasonable attorney’s fees) with respect to any breach of Tenant’s representations and warranties set forth in this Section 5, which obligation shall survive the expiration or sooner termination of the Lease.

6. Miscellaneous. All capitalized terms not herein defined shall have the meanings as set forth in the Original Lease. This Amendment shall become binding on Landlord and Tenant when it has been signed by Landlord and Tenant. In the event of any conflict or inconsistency between the terms and provisions of this Amendment and the terms and provisions of the Original Lease, the terms and provisions of this Amendment shall prevail. From and after the effectiveness of this Amendment “Lease”, as used in the Original Lease and this Amendment, shall mean the Original Lease as amended by this Amendment. Except as modified by this Amendment, the Original Lease shall remain unchanged and in full force and effect until the Early Termination Date, at which time it shall terminate in accordance with the terms of this Amendment. This Amendment may be executed in counterparts, all of which taken together shall constitute one and the same instrument. Signatures to this Amendment created by the signer by electronic means and/or transmitted by telecopy or other electronic transmission shall be valid and effective to bind the party so signing. Each party agrees to promptly deliver an execution original of this Amendment with its actual signature to the other party, but a failure to do so shall not affect the enforceability of this Amendment, it being expressly agreed that each party to this Amendment shall be bound by its own electronically created and/or telecopied or electronically transmitted signature and shall accept the electronically created and/or telecopied or electronically transmitted signature of the other party to this Lease. This Amendment shall be binding upon and inure to the benefit of the parties hereto and, their successors and assigns; shall be governed by and construed in accordance with the laws of the State of California applicable to agreements made and to be wholly performed within said State; and may not be modified or amended in any manner other than by a written agreement signed by the party to be charged therewith. If any term or provision of this Amendment or the application thereof to any persons or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Amendment or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Amendment shall be valid and enforced to the fullest extent permitted by law. This Amendment constitutes the final and complete express of the parties’ agreements with respect to the subject matter of this Amendment, and any prior negotiations or transmittals with respect to the subject matter of this Amendment shall be of no force or effect unless expressly set forth in this Amendment. Landlord and Tenant understand, agree and acknowledge that this Amendment has been freely negotiated by both parties; and that in any controversy, dispute, or contest over the meaning, interpretation, validity, or enforceability of this Amendment or any of its terms or conditions, there shall be no inference, presumption, or conclusion drawn whatsoever against either party by virtue of that party having drafted this Amendment or any portion thereof. Caption and section headings in this Amendment are for convenience of reference only, and shall not be used to limit, extend or interpret the meaning of any part of this Amendment.

IN WITNESS WHEREOF, the parties hereto have set their hands to this Amendment as of the day and date first above written.

Landlord:				Tenant:

SI 34, LLC, a California limited liability company				XenoPort, Inc., a Delaware corporation
				By:	/s/ William G. Harris
By:	Sobrato Interests 1,				William G. Harris
	a California limited partnership				Senior Vice President of Finance and Chief Financial Officer
Its:	Sole Member

	By:	Sobrato Development Companies, LLC, a California limited liability company		Dated:	February 12, 2013
	Its:	General Partner

		By:	/s/ John Michael Sobrato
John Michael Sobrato
		Its:	Manager

Dated:	2-13-13

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